UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-54239	27-3601979
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2019, Digipath, Inc. (“Digipath” or the “Company”) entered into a binding letter of intent (the “Binding LOI”) with VSSL Enterprises Ltd (“VSSL”), and Kyle Remenda and Philippe Henry (the “VSSL Stockholders”), to acquire all of VSSL’s outstanding shares of capital stock from the VSSL Stockholders for consideration to be paid at the closing of the transaction consisting of six million shares of Digipath’s common stock (“Common Stock”) and a cash payment of $200,000.

Based in British Colombia, Canada, VSSL is a cannabis genomics, plant sciences and consulting firm that builds predictive tools for the cannabis industry, and uses molecular and bioinformatics tools to deliver unique solutions suited to its customers’ business models.

The closing of the transaction will be subject to the satisfaction of various conditions that are customary for a transaction of this nature, including, without limitation, the execution of definitive documents, the completion of due diligence investigations of VSSL satisfactory to the Company, and the audit of VSSL’s financial statements that will be required to be filed by the Company with the Securities and Exchange Commission following the closing of the transaction.

In accordance with the terms of the Binding LOI, and concurrently with the execution thereof, the Company entered into (i) an Employment Agreement with Kyle Remenda, pursuant to which he will serve as the Company’s Chief Executive Officer (the “Employment Agreement”), and (ii) a Consulting Agreement with Philippe Henry pursuant to which he will serve as the Company’s Chief Operating Officer (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, the Company will pay Mr. Henry a monthly consulting fee of $10,000 for serving as its Chief Operating Officer, and has awarded Mr. Henry an option to purchase 500,000 shares of Common Stock at a per share exercise price of $0.102 (the closing price of the Company’s Common Stock on the grant date). The option vests as to one-quarter of the shares immediately, with the remaining shares vesting in equal amounts on each of the next three anniversaries of the grant date. The Consulting Agreement is for an initial term of one-year and will renew automatically for successive one-year periods unless either party provides written notice of non-renewal at least 30-days prior to the expiration of the then term. The Consulting Agreement also includes confidentiality and non-solicit provisions.

A description of the Employment Agreement is provided in Item 5.02 below.

The descriptions of the Binding LOI and Consulting Agreement are qualified in their entirety by reference to the actual terms of the Binding LOI and the Consulting Agreement, which have been filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Todd Denkin Separation

On September 26, 2019 the Company entered into a Separation and Release Agreement with Todd Denkin (the “Separation Agreement”), pursuant to which Mr. Denkin has resigned from all of his positions with the Company and its subsidiaries, including his positions as Chief Executive Officer and a director of the Company. Pursuant to the Separation Agreement, Mr. Denkin will be paid a lump sum payment of $20,000, and monthly payments of $6,000 during the three months following the date of the Separation Agreement for providing consulting services and assisting with the transition of the Company’s new Chief Executive Officer. The Separation Agreement further provides for the transfer to Mr. Denkin, at no additional cost to him, of the Company’s TNM News website and related content.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the actual terms of the Separation Agreement, which has been filed as Exhibit 10.3 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Kyle Remenda Appointment as Chief Executive Officer

On September 25, 2019, Kyle Remenda was appointed to serve as the Company’s Chief Executive Officer. Mr. Remenda, age 36, has served as the Chief Executive Officer of VSSL Enterprises Ltd. since its founding in December 2017. Since 2012, Mr. Remenda has also been the Chief Executive Officer of CEO Remenda Solutions Ltd., a private company that provides risk mitigation, due diligence and government licensing services for commercial cannabis producers.

Pursuant to the Employment Agreement, the Company will pay Mr. Remenda an annual base salary of $160,000, and has awarded Mr. Remenda an option to purchase 500,000 shares of Common Stock at a per share exercise price of $0.102 (the closing price of the Company’s Common Stock on the grant date). The option vests as to one-quarter of the shares immediately, with the remaining shares vesting in equal amounts on each of the next three anniversaries of the grant date. The Employment Agreement is for an initial term of one-year and will renew automatically for successive one-year periods unless either party provides written notice of non-renewal at least 30-days prior to the expiration of the then term. The Employment Agreement also includes confidentiality and non-solicit provisions.

Other than the Employment Agreement and the Binding LOI, there are no arrangements or understandings between Mr. Remenda and any other persons pursuant to which he was appointed Chief Executive Officer. There are also no family relationships between Mr. Remenda and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K., other than the Company’s acquisition of VSSL pursuant the Binding LOI.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms of the Employment Agreement, which has been filed as Exhibit 10.4 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Dennis Hartman Appointment as Director

On September 25, 2019, Dennis Hartman was appointed to the Company’s Board of Directors.

Dennis Hartman, 63, is an attorney in private practice. There are no arrangements or understandings with Mr. Hartman pursuant to which he was appointed as a director, or any related party transactions between the Company and Mr. Hartman that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Binding Letter of Intent between Digipath, Inc., VSSL Enterprises Ltd., Kyle Remenda and Philippe Henry, dated September 25, 2019

Exhibit 10.2	Consulting Agreement between Digipath, Inc. and Philippe Henry, dated September 25, 2019

Exhibit 10.3	Separation and Release Agreement between Digipath, Inc. and Todd Denkin, dated September 26, 2019

Exhibit 10.4	Employment Agreement between Digipath, Inc. and Kyle Remenda, dated September 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: September 30, 2019

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer